Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS THIRD QUARTER

2020 RESULTS

GREAT NECK, New York, November 4, 2020 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on net leased properties, today announced operating results for the quarter ended September 30, 2020.

Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty commented, “We continue to work effectively with our tenants to find the best solutions for both our properties and for them as we navigate through these uncertain times. We understand that these efforts will continue to impact our results and that this impact will persist into 2021. However, as we have proven through other challenging economic cycles, One Liberty should emerge well-positioned to continue to capture long-term value and cash flow in the future.”

Operating Results:

Rental income grew 3.4% to $21.1 million in the third quarter of 2020, from $20.4 million in the third quarter of 2019. Contributing to the increase was the net impact of acquisitions and dispositions.

Total operating expenses in the third quarter of 2020 were $13.1 million compared to $12.5 million for the third quarter of 2019. Contributing to the net increase were a non-cash impairment charge related to a casualty loss from Hurricane Laura at a multi-tenant building in Louisiana and an increase in compensation expense.

Net income attributable to One Liberty in the third quarter of 2020 was $13.7 million, or $0.67 per diluted share, compared to $5.1 million, or $0.25 per diluted share, in the third quarter of 2019. Net income for the 2020 quarter benefitted from a $10.3 million, or $0.50 per diluted share, gain on the sale of a property. Net income for the 2019 quarter includes a $2.5 million, or $0.13 per diluted share, gain on the sale of a property.

Funds from Operations, or FFO1, was $9.7 million, or $0.47 per diluted share, for the third quarter of 2020, compared to $8.3 million, or $0.41 per diluted share, in the third quarter of 2019. FFO in the 2020 quarter benefitted from, among other things, the increase in rental income, the insurance recovery from the casualty loss in Louisiana and the exclusion of the impairment charge related to such loss, and decreases in interest and real estate operating expenses, offset by an increase in general and administrative expense.

Adjusted Funds from Operations, or AFFO, was $10.0 million, or $0.49 per diluted share, for the quarter ended September 30, 2020, compared to $9.4 million, or $0.47 per diluted share, for the corresponding quarter in the prior year. AFFO in the 2020 quarter benefitted from, among other things, the decreases in interest expense, real estate operating expense, and the increase in rental income. AFFO excludes the impact of the impairment charge related to the casualty loss and the related insurance recovery.

1	A description and reconciliation of non-GAAP financial measures (i.e., FFO and AFFO) to GAAP financial measures is presented later in this release.

FFO and AFFO on a diluted per share basis were negatively impacted due to the 470,000 increase in the weighted average shares outstanding as a result of issuances of stock in lieu of a portion of the cash dividend and the equity incentive and dividend reinvestment programs.

Balance Sheet:

At September 30, 2020, the Company had $14.2 million of cash and cash equivalents, total assets of $786.7 million, total debt of $449.8 million, and total stockholders’ equity of $292.3 million.

At November 2, 2020, One Liberty’s available liquidity was approximately $72.2 million, including approximately $8.6 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $63.6 million available under its credit facility.

Dispositions:

As previously disclosed, in early July, One Liberty sold a 35,300 square foot building in Tennessee for a gain of $10.3 million. The $18.0 million of gross proceeds were used to pay down $8.7 million of debt on its credit facility, to repay an $8.5 million mortgage on the property and to pay an $833,000 expense, of which $775,000 was recognized in the quarter ended June 30, 2020, associated with the termination of the related interest rate swap.

COVID-19 Operational Update:

The following summarizes certain impacts of the pandemic on the Company’s operations and, except as otherwise indicated, reflects agreements in effect as of November 2, 2020:

●	during the third quarter, the Company collected $17.3 million of the base rent due for such quarter (including $121,000 deferred from the quarter ended June 30, 2020) – this represents 95.5% of the rents due in the quarter before giving effect to rent deferrals and abatements and 98.5% of the base rent due in the quarter after giving effect to deferrals and abatements;

●	during the third quarter, the Company deferred approximately $250,000, or 1.4%, of the base rent otherwise payable;

●	during October, the first month of its fourth quarter, the Company collected $5.8 million of the base rent due for such month (including $72,000 which had been deferred during the six months ended September 30, 2020) – this represents 95.1% of the base rent due in October, before giving effect to rent deferrals and abatements, and 95.8% of the base rent due in October after giving effect to deferrals and abatements;

●	for the three months ending December 31, 2020, the Company agreed to defer $48,000 in rent;

●	the deferral agreements with tenants call for the repayment of approximately $430,000, $2.9 million and $193,000 of deferred rent to the Company in 2020, 2021 and 2022, respectively; and

●	as of November 2, 2020, the Company’s occupancy rate was 96.9%.

Non-GAAP Financial Measures:

One Liberty computes FFO in accordance with the “White Paper on Funds from Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with generally accepted accounting principles), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

One Liberty computes AFFO by adjusting from FFO for straight-line rent accruals and amortization of lease intangibles, deducting lease termination fees and adding back amortization of restricted stock compensation, amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures), income on insurance recoveries from casualties and debt prepayment costs. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operating, investing or financing activities as defined by GAAP. FFO and AFFO should not be an alternative to net income as a reliable measure of our operating performance nor as an alternative to cash flows as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all of the Company’s cash needs.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Information regarding risks, uncertainties and factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear under “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and the Company’s Quarterly Reports on Form 10-Q or the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) filed after the filing of the Annual Report. Currently, one of the most significant uncertainties the Company is facing is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company’s and its tenants’ financial condition, results of operations, cash flows and performance, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Annual Report and the Company’s other filings with the SEC, as being heightened as a result of the ongoing and numerous adverse impacts of the pandemic.

About One Liberty Properties:

One Liberty is a self-administered and self-managed real estate investment trust incorporated in Maryland in 1982. The Company acquires, owns and manages a geographically diversified portfolio consisting primarily of industrial, retail, restaurant, health and fitness and theater properties. Many of these properties are subject to long term net leases under which the tenant is typically responsible for the property’s real estate taxes, insurance and ordinary maintenance and repairs.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	September 30,	December 31,
	2020	2019
ASSETS
Real estate investments, net	$702,201	$700,535
Investment in unconsolidated joint ventures	10,982	11,061
Cash and cash equivalents	14,193	11,034
Unbilled rent receivable	16,518	15,037
Unamortized intangible lease assets, net	26,082	26,068
Other assets	16,754	10,894
Total assets	$786,730	$774,629

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of $4,007 and $4,438 of deferred financing costs, respectively	$433,088	$435,840
Line of credit-outstanding, net of $478 and $619 of deferred financing costs, respectively	16,672	10,831
Unamortized intangible lease liabilities, net	11,943	12,421
Other liabilities	31,509	23,553
Total liabilities	493,212	482,645

Total One Liberty Properties, Inc. stockholders’ equity	292,304	290,763
Non-controlling interests in consolidated joint ventures	1,214	1,221
Total equity	293,518	291,984
Total liabilities and equity	$786,730	$774,629

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Rental income, net	$21,071	$20,414	$63,171	$62,288

Operating expenses:
Depreciation and amortization	5,723	5,566	17,201	16,353
General and administrative	3,456	3,143	10,244	9,319
Real estate expenses	3,451	3,692	10,098	10,544
State taxes	75	68	227	255
Impairment due to casualty loss	430	-	430	-
Total operating expenses	13,135	12,469	38,200	36,471

Other operating income
Gain on sale of real estate, net	10,316	2,544	14,568	3,643
Operating income	18,252	10,489	39,539	29,460

Other income and expenses:
Equity in earnings (loss) of unconsolidated joint ventures	132	50	186	(32)
Equity in earning from sale of unconsolidated joint venture property	-	-	121	-
Prepayment costs on debt	(58)	(161)	(1,123)	(201)
Other income	453	8	462	18
Interest:
Expense	(4,752)	(5,037)	(14,583)	(14,840)
Amortization and write-off of deferred financing costs	(301)	(252)	(760)	(739)
Net income	13,726	5,097	23,842	13,666
Net (income) loss attributable to non-controlling interests	(1)	21	(7)	(465)
Net income attributable to One Liberty Properties, Inc.	$13,725	$5,118	$23,835	$13,201
Net income per share attributable to common stockholders-diluted	$0.67	$0.25	$1.17	$0.64

Funds from operations - Note 1	$9,680	$8,250	$27,135	$26,669
Funds from operations per common share-diluted - Note 2	$0.47	$0.41	$1.34	$1.35
Adjusted funds from operations - Note 1	$10,026	$9,361	$29,676	$28,878
Adjusted funds from operations per common share-diluted - Note 2	$0.49	$0.47	$1.46	$1.46
Weighted average number of common shares outstanding:
Basic	19,640	19,191	19,483	19,037
Diluted	19,686	19,239	19,511	19,076

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Note 1:	2020	2019	2020	2019
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$13,725	$5,118	$23,835	$13,201
Add: depreciation and amortization of properties	5,623	5,457	16,895	16,033
Add: our share of depreciation and amortization of unconsolidated joint ventures	135	130	409	396
Add: impairment due to casualty loss	430	-	430	-
Add: amortization of deferred leasing costs	100	109	306	320
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	5	3	14	14
Deduct: gain on sale of real estate	(10,316)	(2,544)	(14,568)	(3,643)
Deduct: equity in earnings from sale of unconsolidated joint venture property	-	-	(121)	-
Adjustments for non-controlling interests	(22)	(23)	(65)	348

NAREIT funds from operations applicable to common stock	9,680	8,250	27,135	26,669

Deduct: straight-line rent accruals and amortization of lease intangibles	(685)	(192)	(2,226)	(1,498)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	(40)	(19)	(143)	(56)
Add: amortization of restricted stock compensation	1,136	942	3,441	2,834
Add: prepayment costs on debt	58	161	1,123	201
Deduct: income on insurance recoveries from casualty loss	(430)	-	(430)	-
Add: amortization and write-off of deferred financing costs	301	252	760	739
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	4	4	13	13
Adjustments for non-controlling interests	2	(37)	3	(24)

Adjusted funds from operations applicable to common stock	$10,026	$9,361	$29,676	$28,878

Note 2:
NAREIT funds from operations is summarized in the following table: GAAP net income attributable to One Liberty Properties, Inc.	$0.67	$0.25	$1.17	$0.64
Add: depreciation and amortization of properties	0.27	0.27	0.84	0.83
Add: our share of depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.02	0.02
Add: impairment due to casualty loss	0.02	-	0.02	-
Add: amortization of deferred leasing costs	-	0.01	0.02	0.02
Add: our share of amortization of deferred leasing costs of unconsolidated joint ventures	-	-	-	-
Deduct: gain on sale of real estate	(0.50)	(0.13)	(0.72)	(0.18)
Deduct: equity in earnings from sale of unconsolidated joint venture property	-	-	(0.01)	-
Adjustments for non-controlling interests	-	-	-	0.02

NAREIT funds from operations per share of common stock-diluted (a)	0.47	0.41	1.34	1.35

Deduct: straight-line rent accruals and amortization of lease intangibles	(0.03)	(0.01)	(0.12)	(0.08)
Deduct: our share of straight-line rent accruals and amortization of lease intangibles of unconsolidated joint ventures	-	-	(0.01)	-
Add: amortization of restricted stock compensation	0.06	0.05	0.17	0.14
Add: prepayment costs on debt	-	0.01	0.06	0.01
Deduct: income on insurance recoveries from casualty loss	(0.02)	-	(0.02)	-
Add: amortization and write-off of deferred financing costs	0.01	0.01	0.04	0.04
Add: our share of amortization and write-off of deferred financing costs of unconsolidated joint ventures	-	-	-	-
Adjustments for non-controlling interests	-	-	-	-
Adjusted funds from operations per share of common stock-diluted (a)	$0.49	$0.47	$1.46	$1.46

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.